Exhibit 1.1

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICA TRICES (ARTICLES 27 OU 177)

1 -- Name of the Corporation - Dénomination sociale de la société			2 -- Corporation No. - No de la société
CITOTECH SYSTEMS INC.			378821-1
3 -- The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

It was resolved that the Corporation change its name of SmartCool Systems Inc.

Item 1 of the Corporation’s Articles of Incorporation be altered to read:

        “1.  Name of Corporation – SmartCool Systems Inc.”

It was resolved that the Corporation’s issued and outstanding Common shares be consolidated on a hasis of 3 Common shares for 1 Common share.

Signature /s/ Shaun Maskerine	Printed Name – Nom en letters moulées Shaun Maskerine	4 -- Capacity of – En qualité de Director	5 – Tel. No.– No de tél 604 669 1388
FOR DEPARTMENTAL USE ONLY -À L'USAGE DU MINISTèRE SEULEMENT

IC 3609 (2003/06)

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICA TRICES (ARTICLES 27 OU 177)

1 -- Name of the Corporation - Dénomination sociale de la société			2 -- Corporation No. - No de la société
3788211 CANADA INC.			3788211
3 -- The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :
3. The articles of the above-named corporation are amended as follows: 1. That item 1 of the Articles of Incorporation be altered to read: “1. Name of Corporation – Citotech Systems Inc.”
Signature /s/	Printed Name – Nom en letters moulées	4 -- Capacity of – En qualité de Director	5 – Tel. No.– No de tél
FOR DEPARTMENTAL USE ONLY -À L'USAGE DU MINISTèRE SEULEMENT

IC 3609 (2003/06)

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 1 ARTICLES OF INCORPORATION (SECTION 6)	FORMULE 1 STATUTS CONSTITUTIFS (ARTICLES 6)

1 -- Name of the Corporation	Dénomination sociale de la société
3788211 CANADA INC.

2 -- The province or territory in Canada where the registered office is situated	La province ou le territoire au Canada où est situé le siège social
THE GREATER VANCOUVER REGIONAL DISTRICT, BRITISH COLUMBIA
3 -- The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et le nombre maximal d’actions que la société est autorisée à émettre

AN UNLIMITED NUMBER OF COMMON SHARES, AND

AN UNLIMITED NUMBER OF PREFERRED SHARES,

THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHED TO THE SHARES ARE ANNEXED IN SCHEDULE A WHICH IS INCORPORATED IN THIS FORM

4 -- Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s'il y a lieu
NOT APPLICABLE
5 -- Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d'administrateurs
A MINIMUM OF 3 AND A MAXIMUM OF 7
6 -- Restrictions, if any, on business the corporation may carry on	Limites imposées à I'activité commerciale de la société, s'il y a lieu
NOT APPLICABLE
7 -- Other provisions, if any	Autres dispositions, s'il y a lieu
THE ANNEXED SCHEDULE B IS INCORPORATED IN THIS FORM
8 -- Incorporators – Fondateurs
Name(s) – Nom(s)	Address (include postal code) Adresse (inclure le code postal)	Signature	Tel. No. – No de tél
Susan K. Goscoe	Susan K. Goscoe 1500 Alberni Street, Unit 1B Vancouver, B.C. V6G 3C9	/s/ Susan K. Goscoe
FOR DEPARTMENTAL USE ONLY -À L'USAGE DU MINISTèRE SEULEMENT

IC 3419 (2003/06)

SCHEDULE A
TO ARTICLES OF INCORPORATION OF

378821 CANADA INC.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS
COMMON SHARES AND PREFERRED SHARES

1.

The Common shares as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)

Voting: The holders of the Common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and to one vote in respect of each Common share held at all such meetings, except for meetings at which only holders of another class or series of shares of the Corporation are entitled to attend and vote separately;

(b)

Dividends: Subject to the rights of holders of the Preferred shares and holders of any other shares ranking senior to the Common shares, the holders of the Common shares shall be entitled to receive and participate rateably in any dividends declared by the board of directors in the Corporation.

(c)

Liquidation, Dissolution or Winding-Up: Subject to the rights of holders of the Preferred shares and holders of any other shares ranking senior to the Common shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs, the holders of the Common shares shall participate rateably in the distribution of the assets of the Corporation.

2.

The Preferred shares as a class shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)

Issuance in a Series: The Preferred shares may be issued from time to time in one or more series and, subject to these Articles, the board of directors is authorized to fix, from time to time before issuance, the number of shares in, the designation of and the rights, privileges, restrictions and conditions attaching to the shares of each series of the Preferred shares.

(b)

Ranking of Preferred shares: The Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred shares of every other series and be entitled to preference over the Common shares and the shares of any other class ranking junior to the Preferred shares. The Preferred shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Common shares and the shares of any other class ranking junior to the Preferred shares as may be fixed in accordance with subparagraph 2(a).

(c)

Voting Rights: Except as herein referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred shares, the holders of the Preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

(d)

Approval by Holders of Preferred shares: The holders of Preferred shares shall not be entitled to vote separately as a class or series upon a proposal to amend the articles to:

(i)

increase or decrease any maximum number of authorized Preferred shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Preferred shares,

(ii)

effect an exchange, reclassification or cancellation of all or part of the Preferred shares, or

(iii)

create a new class of shares equal or superior to the Preferred shares.

Subject to the above, while any Preferred share is outstanding, the rights, privileges, restrictions and conditions attaching to the Preferred shares as a class may be added to, changed or removed only with the approval of the holders of the Preferred shares given as hereinafter specified.

The approval or consent of the holders of Preferred shares to any matter requiring the approval or consent of the holders of the Preferred shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval or consent shall be given by a separate resolution consented to in writing by all holders of Preferred shares, or alternatively by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of Preferred shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Canada Business Corporations Act (as from time to time amended, varied or replaced) and otherwise as prescribed in the by-laws of the Corporation with respect to meetings of shareholders.

SCHEDULE B
TO ARTICLES OF INCORPORATION OF

3788211 CANADA INC.

1.

The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors so appointed shall not at any time exceed 1/3 of the number of directors elected at the previous annual meeting of the Corporation.

2.

The Corporation through its Directors may, as it deems expedient and notwithstanding the provisions of the Civil Code (Quebec), hypothecate, mortgage or pledge any real or personal property, currently owned or subsequently acquired, of the Corporation, to secure the payment of debentures and other securities, or to provide only a part of these guarantees for such purposes; and it may constitute such hypothec, mortgage or pledge by trust deed or in any other manner. The Corporation may also hypothecate or mortgage the real property, or pledge or otherwise charge in any manner the personal property, of the Corporation, or provide these various kinds of guarantee, to secure the payment of loans made otherwise than by the issue of debentures, as well as the payment or performance of other debts, contracts and undertakings of the Corporation.